[GRAPHIC OMITTED]                                                   EXHIBIT 99.1


                                                                    News Release





Contacts:

Investors/Media:

Roger Schrum
605-978-2848
roger.schrum@northwestern.com

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           NORTHWESTERN CORPORATION, MONTANA PUBLIC SERVICE COMMISSION
            AND MONTANA CONSUMER COUNSEL REACH PRELIMINARY AGREEMENT
              ON PLAN OF REORGANIZATION AND FINANCIAL INVESTIGATION

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SIOUX FALLS, S.D. - May 14, 2004 - NorthWestern Corporation (OTC Pink Sheets:
NTHWQ) today announced that it has reached a preliminary agreement with the Montana Public Service Commission (MPSC) and Montana Consumer Counsel (MCC) on the Company's plan of reorganization and disclosure statement which is currently before the U.S. Bankruptcy Court for the District of Delaware. The preliminary agreement was approved by the MPSC by a 5-0 vote during a public meeting today. A final agreement will be completed and submitted for approval by the bankruptcy court.

"We are pleased that we have been able to work with Montana regulators on issues that are important both for our utility customers and for the future of our Company," said Gary G. Drook, President and Chief Executive Officer of NorthWestern. "This agreement builds upon the good business practices that the Company has been implementing during our reorganization and establishes a shared vision of good governance and fiscal responsibility for NorthWestern as we move toward our goal of emerging from bankruptcy by the end of 2004."

Under the preliminary agreement, the Montana Public Service Commission and Montana Consumer Counsel will not oppose NorthWestern's plan of reorganization in the bankruptcy court. In addition, the MPSC/MCC agreed to a settlement of the pending financial investigation docket. Furthermore, the MPSC/MCC will not oppose NorthWestern's effort to refinance all or some of its secured debt including its debtor-in-possession financing as long as the terms of such financing are comparable to or better than the indebtedness being financed.

The preliminary agreement provides for the following actions:

    o NorthWestern will "ring fence" its public utility assets at the parent level. Debt at the parent company will consist only of public utility debt, and proceeds of all parent company debt will be used solely to fund activities of the public utility.

NorthWestern and Montana Regulators Reach Agreement
May 14, 2004
Page 2



    o NorthWestern will file complete documents complying with the minimum electric and gas rate case filing standards provided under Montana law, whether or not the Company applies for an adjustment in rates, no later than Sept. 30, 2006, based on a 2005 test year. It is further agreed, that the burden of proof in a new rate case filing will fall on any party that is seeking to change rates from currently approved levels.

    o NorthWestern has engaged an independent consulting firm to evaluate its utility transmission and distribution infrastructure and maintenance practices, and the Company will work with the MPSC/MCC in implementing appropriate recommendations.

    o NorthWestern will provide notice of any material transfer, merger, sale, lease or other disposition transaction involving public utility assets.

    o NorthWestern will not provide financial support to its nonutility subsidiaries unless the Company's consolidated book equity as a ratio to consolidated total assets is at least 40 percent. Under those circumstances, the Company will be permitted to provide limited financial assistance to its subsidiaries based on the Company's credit ratings.

    o NorthWestern will maintain separate accounting records for each subsidiary and the public utility. Universal Service Benefit collections will continue to be collected in a separate bank account.

    o NorthWestern will have a new, independent Board of Directors and will use reasonable efforts to attract and retain directors with utility or energy expertise.

    o NorthWestern will provide evidence of minimum cash or available credit of not less than $75 million prior to its confirmation hearing on its plan of reorganization.

    o NorthWestern agreed to pay the fees and out-of-pocket expenses of MPSC and MCC professionals.

NorthWestern will make appropriate modifications to its proposed plan of reorganization and disclosure statement to reflect the final agreement with the MPSC/MCC for submittal to the bankruptcy court, along with a request of the bankruptcy court to approve the agreement. The bankruptcy court will conduct a hearing on May 17, 2004, regarding the disclosure statement.

About NorthWestern

NorthWestern Corporation is one of the largest providers of electricity and natural gas in the Upper Midwest and Northwest, serving more than 608,000 customers in Montana, South Dakota and Nebraska.

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